

Cidara Stock Option Exchange

November 20, 2019

Stock Option Exchange Overview

What are we doing and why?

Voluntary opportunity to exchange eligible "underwater" options for new options with a more favorable exercise price

Retention is a key concern to meeting company objectives

Despite positive company performance, majority of employee options are underwater

Restore the long term incentive and retentive value of our equity compensation

Eligibility

Who, what and when?

Option Holder

- Must be employed by Cidara at the beginning and ending of offering period
- All employees except CEO

Stock Option

- Held by an eligible option holder
- Outstanding options with exercise price per share above the greater of $2.28 or CDTX closing price on last day of the offering period
- Vested and unvested outstanding options are eligible

Offering Period

- November 20, 2019 to Wed, December 18, 2019 at 9 pm PT (unless extended)

New Options

How many, how much, and how long?

Exchange Ratio

- Non-Officer Employees: 1 eligible option exchanged for 1 new option
- Officer Employees*: 1½ eligible options exchanged for 1 new option

Exercise Price per Share

- Closing price of CDTX on December 18, 2019 (unless extended)

Vesting

- 1 year for **vested** portion of exchanged option (fully vests on 1 year anniversary of grant)
- 3 years for **unvested** portion of exchanged option (⅓ vests on 1 year anniversary of grant, then 1/36th per month)
- All vesting is subject to continued service with Cidara

Maximum Option Term

- 7 years from the new grant date on December 18, 2019 (unless extended)

All New Options granted under and subject to terms of Cidara's 2015 Equity Incentive Plan

*Refers to Section 16 Officers: COO, CMO, CFO, CBO, and GC

Documents and Materials

Email sent November 20, 2019 from Options@Cidara.com

- Link to the "Offer to Exchange Eligible Options for New Options"
- Personalized Election Form attached

Review all materials that comprise the terms of the offer

Stock Option Exchange page on home page of CID:
https://cid.cidara.com/teams/hr/SitePages/OptionExchange.aspx

Participation Information

Participation is voluntary

May elect to participate on a grant-by-grant basis

- Election of each grant includes the **entire** unexercised portion of the grant

Elections can be changed and/or withdrawn any time before the end of the offering period (9 pm PT, December 18, 2019, unless extended)

Election Form must be sent to Options@Cidara.com

Forms must be received by 9 pm PT, December 18, 2019 (unless extended)

Participation Process

Open your personalized Election Form attached to launch email

Make elections for each grant; print form, sign and date

Return form via Email (By PDF or similar imaged document file) to Options@Cidara.com

Responses submitted by **any other** means (e.g., hand delivery, fax, mail) are not permitted and will not be deemed a valid election

You may change your mind as many times as you wish, but you will be bound by the last properly submitted form received before 9 pm PT, December 18, 2019

Example

Return by Email (by PDF or similar imaged document file) to: **Options@Cidara.com**

Employee Name: Jane Doe

Eligible Options							New Options[1]			Election to tender Eligible Option in exchange for New Option	
Grant Number	Grant Date	Exercise Price per Share	Total Eligible Shares	Vesting as of 12/18/2019		Type of Option (ISO / NSO)*	Total Shares	New Shares		**YES**, exchange Eligible Option for New Option	**NO**, retain Eligible Option as is
				Vested	Unvested			1 yr vesting (cliff)	3 yr vesting (1 yr cliff, 1/36th monthly thereafter)		
00704	3/21/2019	2.61	1,000	250	750	ISO	1,000	250	750	☐	☐
00613	3/29/2018	4.00	1,000	583	417	ISO	1,000	583	417	☐	☐
00552	4/15/2017	7.95	2,000	1,380	620	ISO	2,000	1,380	620	☐	☐

Section 16 Officer Example

Return by Email (by PDF or similar imaged document file) to: **Options@Cidara.com**

Employee Name: Jane Doe

Eligible Options							New Options[1]				Election to tender Eligible Option in exchange for New Option	
Grant Number	Grant Date	Exercise Price per Share	Total Eligible Shares	Vesting as of 12/18/2019		Type of Option (ISO / NSO)*	Exchange Ratio	Total Shares	New Shares		<u>YES</u>, exchange Eligible Option for New Option	<u>NO</u>, retain Eligible Option as is
				Vested	Unvested				1 yr vesting (cliff)	3 yr vesting (1 yr cliff, 1/36th monthly thereafter)		
00704	3/21/2019	2.61	22,501	1	22,500	ISO	**1.5:1**	15,001	1	15,000	☐	☐
N00704	3/21/2019	2.61	7,499	6,655	844	NSO	**1.5:1**	4,999	4,437	563	☐	☐
00613	3/29/2018	4.00	17,849	320	17,529	ISO	**1.5:1**	11,899	213	11,686	☐	☐
N00613	3/29/2018	4.00	24,151	23,013	1,138	NSO	**1.5:1**	16,101	15,342	759	☐	☐
00552	4/15/2017	7.95	51,021	41,022	9,999	ISO	**1.5:1**	34,014	27,348	6,666	☐	☐
N00552	4/15/2017	7.95	38,979	38,979	0	NSO	**1.5:1**	25,986	25,986	0	☐	☐

Important Considerations

Review the offer documents, including the "Risk Factors" section; risks include:

- Your new options may have a shorter term than your cancelled options
- Vested options will be exchanged for unvested options
- If your services with Cidara terminate before your new options vest, you will receive no value from the unvested portion of the new options
- Participation does not guarantee future employment; separation from Cidara for any reason will result in unvested options being cancelled
- Exchange of options may result in a loss of ISO (tax benefit) status
- Any particular benefit or return cannot be guaranteed

Consult with your financial, legal, and/or tax advisors to fully assess the benefits and risks involved in participating in the exchange offer.

Cidara has not authorized anyone to make any recommendation on its behalf regarding participation in the stock option exchange. Should a recommendation or representation be received, it should not be relied upon as having been authorized by Cidara.

Questions?

Please direct any further questions about this offer to Allison Lewis at:

(858) 249-7391

Options@Cidara.com